Exhibit 99.1

PRESS RELEASE

23andMe Announces Collaboration Extension with a New Data Licensing Agreement with GSK

Following their five year discovery collaboration, 23andMe and GSK have extended their collaboration by entering into a new non-exclusive data licensing agreement, enabling GSK to utilize the 23andMe database for novel drug target discovery and other research

SOUTH SAN FRANCISCO, Calif. – Oct. 30, 2023 – 23andMe Holding Co. (Nasdaq: ME) (“23andMe”) today announced a new, non-exclusive data license with GSK plc (LSE/NYSE: GSK) which extends their collaboration and enables GSK to conduct drug target discovery and other research using the 23andMe database, the world’s largest recontactable resource of genetic and phenotypic information from consented participants. Under an amendment to their Collaboration Agreement, 23andMe will receive a $20 million upfront payment for a one year, non-exclusive data license. The license will also include access to certain services such as further analyses of the 23andMe data not provided in the core data release.

“We’ve had an incredibly successful collaboration with GSK over the past five years, and we are excited to continue our work together,” said Anne Wojcicki, CEO and Co-Founder, 23andMe. “With approximately 50 programs developed over the last five years, we are thrilled to work with GSK in discovering genetically validated targets. The continued relationship with GSK demonstrates the power of the 23andMe research platform to consistently produce novel insights for therapeutic development, rooted in human genetics.”

Under terms of the new data license, 23andMe will provide GSK with access to de-identified, summary data from global genome- and phenome-wide analysis of the 23andMe database, for a 12-month period, and offer its research services for analyses of the data over that same period. Any new drug discovery programs that GSK chooses to initiate during the agreement will be owned and advanced solely by GSK. 23andMe may be eligible for downstream royalties under certain uses of the database by GSK. As part of the amendment, 23andMe is taking the royalty option on three programs previously initiated by the two companies, which GSK will independently advance, with 23andMe retaining certain rights to downstream royalties. 23andMe and GSK both retain royalties on a number of active programs developed under the initial collaboration.

“The 23andMe research database is constantly growing, which increases its power for therapeutic research over time,” said Adam Auton, Vice President, Human Genetics at 23andMe. “We’ve also made significant strides to increase the power of our database by improving our imputation technology, utilizing whole genome sequencing data to dramatically increase the number of genetic variants that we’re able to interrogate. In addition, we continue to expand our capabilities in deep phenotyping, artificial intelligence and machine learning, rare disease research, and developing recontactable cohorts in specific disease areas, all with the objective of more efficiently identifying drug targets that will hopefully be developed into new medicines.”

About 23andMe

23andMe is a genetics-led consumer healthcare and biopharmaceutical company empowering a healthier future. For more information, please visit www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s products, strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, potential future collaborations, therapeutics development, database growth, product development and launches, the successful commercialization and market acceptance of new products and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Contacts:

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com